UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 1, 2023

NexTier Oilfield Solutions Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37988	38-4016639
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3990 Rogerdale Rd
Houston,	Texas	77042
(Address of Principal Executive Offices)		(Zip Code)
(713) 325-6000
(Registrant’s telephone number, including area code)
n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01, par value	NEX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the consummation of the Mergers (as defined below), on September 1, 2023, NexTier Oilfield Solutions Inc. (the “Company”) terminated all outstanding commitments under (i) the Second Amended and Restated Asset-Based Revolving Credit Agreement, dated October 31, 2019, by and among the Company (f/k/a Keane Group Holdings, LLC), as the lead borrower, the other borrowers party thereto from time to time, the subsidiary guarantors party thereto from time to time, the lenders party thereto, and Bank of America, N.A., as administrative and collateral agent (as amended, the “ABL Credit Agreement”) and (ii) the Term Loan Agreement, dated May 25, 2018, by and among the Company (f/k/a Keane Group Inc.), as the parent, Keane Group Holdings, LLC, as the lead borrower, the other borrowers party thereto from time to time, the subsidiary guarantors party thereto, Barclays Bank PLC, as administrative agent and collateral agent, and the lenders from time to time party thereto (as amended, the “Term Loan Credit Agreement” and, together with the ABL Credit Agreement, the “Credit Agreements”). In connection with the termination of the Credit Agreements, on September 1, 2023, all outstanding obligations under each of the ABL Credit Agreement and the Term Loan Credit Agreement (other than certain obligations as agreed among the parties thereto) were paid off in full and all liens securing any obligations under the Credit Agreements were released.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 1, 2023, the Company completed its previously announced merger with Patterson-UTI Energy, Inc. (“Patterson-UTI”) in accordance with the terms of the Agreement and Plan of Merger, dated as of June 14, 2023 and amended as of July 28, 2023 (the “Merger Agreement”), by and among the Company, Patterson-UTI, Pecos Merger Sub Inc. (“Merger Sub Inc.”) and Pecos Second Merger Sub LLC (“Merger Sub LLC”), pursuant to which the Company and Patterson-UTI agreed to combine their respective businesses in a merger of equals. Pursuant to the Merger Agreement, Merger Sub Inc. merged with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Patterson-UTI (the “First Merger”), and immediately thereafter, as part of the same transaction, the Company merged with and into Merger Sub LLC, a wholly owned subsidiary of Patterson-UTI (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub LLC continuing as the surviving company (the “Surviving Company”).

As a result of the Mergers, each share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the time the First Merger became effective (the “Effective Time”), other than the Excluded Shares (as defined in the Merger Agreement) (the “Eligible Shares”), was converted into the right to receive 0.7520 fully-paid and non-assessable shares of common stock (the “Exchange Ratio”), par value $0.01 per share, of Patterson-UTI (“Patterson-UTI Common Stock”).

The issuance of shares of Patterson-UTI Common Stock in connection with the First Merger was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Patterson-UTI’s registration statement on Form S-4 (File No. 333-273295), declared effective by the Securities and Exchange Commission (the “SEC”) on July 31, 2023. The joint proxy statement/prospectus (the “Joint Proxy Statement/Prospectus”) included in Patterson-UTI’s registration statement contains additional information about the Mergers.

The foregoing description of the Mergers, the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which was included as Annex A to the Joint Proxy Statement/Prospectus and is incorporated by reference into this Item 2.01.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Mergers, the Company notified the New York Stock Exchange (the “NYSE”) that Eligible Shares were converted into the right to receive shares of Patterson-UTI Common Stock and requested the NYSE withdraw the listing of the shares of Company Common Stock. Upon the Company’s request, on September 1, 2023, the NYSE filed a notification of removal from listing on Form 25 with the SEC with respect to the delisting of the shares of Company Common Stock. Shares of Company Common Stock ceased being traded prior to the opening of the market on September 1, 2023, and are no longer listed on the NYSE. In addition, the Surviving Company intends to file with the SEC a Form 15 requesting that the reporting obligations of the Surviving Company under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), be suspended.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 1.02, Item 2.01, Item 3.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

At the Effective Time, each Eligible Share was converted into the right to receive a number of shares of Patterson-UTI Common stock equal to the Exchange Ratio.

In addition, pursuant to the Merger Agreement, at the Effective Time, (a) whether vested or unvested, each outstanding Company stock option converted into a stock option relating to shares of Patterson-UTI Common Stock on the terms set forth in the Merger Agreement, (b) each outstanding Company performance stock unit award and Company performance unit award converted into a Patterson-UTI restricted stock unit award relating to shares of Patterson-UTI Common Stock on the terms set forth in the Merger Agreement and (c) each outstanding Company restricted stock unit award converted into a Patterson-UTI restricted stock unit award relating to shares of Patterson-UTI Common Stock on the terms set forth in the Merger Agreement. The number of shares of Company Common Stock subject to Company performance stock unit awards or performance unit awards was deemed to be the number of shares subject to such Company performance stock unit award or performance unit award with performance deemed achieved based on actual performance attained through immediately prior to the Effective Time.

Item 5.01 Changes in Control of Registrant.

As a result of the consummation of the First Merger, at the Effective Time, the Company became a wholly owned subsidiary of Patterson-UTI. The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement, Robert W. Drummond, Stuart M. Brightman, Leslie A. Beyer, Gary M. Halverson, Patrick M. Murray, Amy H. Nelson, Melvin G. Riggs, Bernardo J. Rodriguez, Michael Roemer, James C. Stewart and Scott R. Wille, such members comprising all of the directors of the Company prior to the Effective Time, resigned as directors of the Company effective as of the Effective Time. None of these resignations were a result of any disagreement with the Company, its management or its board of directors.

Also effective as of the Effective Time, each of Robert W. Drummond, principial executive officer of the Company, Kenneth Pucheu, principal financial officer of the Company, Oladipo Iluyomade, principal accounting officer of the Company, and Kevin M. McDonald and Matthew R. Gillard, each named executive officers of the Company, ceased his respective service as an officer of the Company.

On August 30, 2023, the Company entered into a transaction bonus agreement with Kevin McDonald pursuant to which Mr. McDonald will receive a bonus in the amount of $275,000, payable in a lump sum within 10 days following the closing of the transactions contemplated by the Merger Agreement. The transaction bonus agreement also extends the post-employment non-compete period under Mr. McDonald’s employment agreement from 12 months to 18 months.

Item 5.03 Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Second Merger, the certificate of formation and limited liability company agreement of Merger Sub LLC as in effect immediately prior to the effective time of the Second Merger, as set forth in Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, became the certificate of formation and limited liability company agreement of the Surviving Company. Such certificate of formation and limited liability company agreement were amended to change the name of the Surviving Company from “Pecos Second Merger Sub LLC” to “NexTier Oilfield Solutions LLC,” as set forth in Exhibits 3.3 and 3.4 to this Current Report on Form 8-K.

The foregoing disclosures are qualified in their entirety by reference to Exhibits 3.1, 3.2, 3.3 and 3.4 of this Current Report on Form 8-K, which are incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
3.1	Certificate of Formation of the Surviving Company.
3.2	Limited Liability Company Agreement of the Surviving Company.
3.3	Certificate of Amendment of the Surviving Company.
3.4	Amended and Restated Limited Liability Company Agreement of the Surviving Company.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTIER OILFIELD SOLUTIONS LLC (successor in interest to NexTier Oilfield Solutions Inc.)

Dated: September 1, 2023	By: Patterson-UTI Energy Inc., its managing member

	By:	/s/ C. Andrew Smith
	Name:	C. Andrew Smith
	Title:	Executive Vice President and Chief Financial Officer